UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

WESTFIELD FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	001-16767 (Commission File Number)	73-1627673 (I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

On May 14, 2015, Westfield Financial, Inc. (the “Company) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were 18,754,272 shares of common stock eligible to be voted at the Annual Meeting and 16,284,221 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

There were three proposals submitted to the Company’s shareholders at the Annual Meeting.  The shareholders elected all of the nominees listed in Proposal 1 and approved Proposals 2 and 3. Proposals 1, 2 and 3 are detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 2, 2015. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Vote
James C. Hagan	12,532,108	287,393	3,464,720
Philip R. Smith	11,516,009	1,303,492	3,464,720
Donald A. Williams	12,554,119	265,382	3,464,720

Proposal 2: Consideration and Approval of a Non-binding Advisory Resolution on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Vote
12,334,341	394,529	90,631	3,464,720

Proposal 3: Ratification of the Appointment of Wolf & Company, P.C. as the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Vote
15,869,785	303,338	111,098	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

By:	/s/ Leo R. Sagan, Jr.
Leo R. Sagan, Jr.
Chief Financial Officer

Dated: May 15, 2015